CERTIFICATE OF INCORPORATION
                                       OF
                              OWL INVESTMENT CORP.

                                    ARTICLE I

                                      NAME

         The name of the Corporation is Owl Investment Corp.

                                   ARTICLE II

                                    DURATION

         The Corporation is to have perpetual existence.

                                   ARTICLE III

                           REGISTERED OFFICE AND AGENT

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE IV

                                    PURPOSES

         The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

         To engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware, including, but not limited to, manufacturing, purchasing or otherwise acquiring, investing in, owning, mortgaging, pledging, selling, assigning and transferring or otherwise disposing of, trading, dealing in and dealing with goods, wares and merchandise and personal property of every class and description.

         To hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.

         To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

         To acquire, hold, use, sell, assign, lease, grant license in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business in this Corporation.

         To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock or of any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and while owner of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

         To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

         To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

         To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

         To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the Corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

         The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent businesses and purposes.

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                                    ARTICLE V

                            AUTHORIZED CAPITAL STOCK

         The amount of the total authorized capital stock of the Corporation is Forty Thousand ($40,000) Dollars consisting of Thirty Five Million (35,000,000) shares of common stock of the par value of one thousandth of one ($.001) Dollar each and Five Million (5,000,000) shares of Preferred Stock of the par value of one thousandth of one ($.001) Dollar each.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

         1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, number of votes per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

              (a) the designation of and number of shares constituting such series;

              (b) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear, to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

              (c) whether the shares of such series shall be subject to
                  redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

              (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

              (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of this Corporation, and, if provision be made for conversion or exchange, the times, prices, adjustments, and other terms and conditions of such conversion or exchange;

              (f) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise;

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              (g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

              (h) the rights of the holders of the shares of such series upon the dissolution or, or upon the distribution of assets of, the Corporation.

         2. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

         No stockholder, as such, of the Corporation shall have any pre-emptive or preferential right or entitlement to purchase, subscribed for, or acquire any shares of capital stock of the Corporation or any security convertible into shares of capital stock of the Corporation hereafter issued.

                                   ARTICLE VI

                                    DIRECTORS

         The name and mailing address of the persons who are to serve as a director until the first annual meeting of the stockholders or until their successor is elected and qualified, is as follows:

            Name                               Mailing Address

            A. W. Dugan                        1212 Main Street, Suite 1400
                                               Houston, Texas  77002

            Jacques N. York                    1212 Main Street, Suite 1400
                                               Houston, Texas  77002

            Paul V. Morris                     1212 Main Street, Suite 1400
                                               Houston, Texas  77002

                                   ARTICLE VII

                               NO ASSESSABLE STOCK

         The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

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                                  ARTICLE VIII

                                  INCORPORATORS

         The name and post office address of the incorporator signing the Certificate of Incorporation is as follows:

            Name                                      Post Office Address

            Robert L. Sonfield, Jr., Esq.             Sonfield & Sonfield
                                                      1333 West Loop South
                                                      Houston, Texas  77027

                                   ARTICLE IX

                               POWERS OF DIRECTORS

         In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or amend the By-Laws of the Corporation.

         To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgage and liens upon the real and personal property of this Corporation.

         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name and names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporation franchises, upon such terms and conditions as its Board of Directors deem expedient and for the best interests of the Corporation.

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                                    ARTICLE X

                                    MEETINGS

         Meetings of stockholders may be held outside the State of Delaware, if the By-Laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                   ARTICLE XI

                               LIABILITY INSURANCE

         1. This Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnity him against such liability and expenses.

         2. The other financial arrangements made by the Corporation pursuant to subsection 1 of this Article XI may include the following:

              (a) The creation of a trust fund.

              (b) The establishment of a program of self-insurance.

              (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation.

              (d) The establishment of a letter of credit, guaranty or surety.

         3. Any insurance or other financial arrangements made on behalf of a person pursuant to this Article XIII may be provided by the Corporation or any other persons, approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the Corporation.

         4.   In the absence of fraud:

              (a) The decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article XI may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the Corporation.
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              (b) The insurance or other financial arrangement;

                  (1) Is not void or voidable; and

                  (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

                                   ARTICLE XII

                        LIMITATION OF PERSONAL LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provisions thereto; nor shall any director of the Corporation be liable by reason that, in addition to any and all other requirements for such liability he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article XII, nor the adoption of any provision of the certificate of incorporation of the Corporation inconsistent with this Article XII, shall eliminate or reduce the effect of this Article XII in respect of any act or failure to act, or any cause of action, suit or claim that, but for this Article XII would accrue or arise prior to any amendment, repeal or adoption of such an inconsistent provision.

                                  ARTICLE XIII

                          INDEMNIFICATION OF DIRECTORS

         1. This Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement,



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              conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. This Corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation.

              Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of this Article XIII, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

         4. Any indemnification under subsections 1 and 2 of this Article XIII, unless ordered by a court or advanced pursuant to subsection 5 of this Article XIII, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

              (a) By the stockholders;

              (b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

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              (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

              (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         5. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to any provisions of this Article
              XIII:

              (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate or Articles of Incorporation or any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity which holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 of this Article XIII or for the advancement of expenses made pursuant to subsection 5 of this
                  Article XIII, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intention misconduct, fraud or a knowing violation of the law and was material to the cause of action.

              (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         7. For purposes of this Article XIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XIII with respect to the resulting or surviving corporation as he would

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              have with respect to such constituent corporation if its separate existence had continued.



         8. For purposes of this Article XIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of a employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIII.




                                   ARTICLE XIV

                                   AMENDMENTS

         This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, or by the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the incorporated hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of December, 1988.


                                            ---------------------------------
                                            Robert L. Sonfield, Jr.


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